October 7, 2004

Teva Pharmaceutical Industries Ltd.
Plantex USA, Inc.

Gentlemen:

This is to confirm that the date of "October 8 2004" shall, and hereby is, inserted in lieu of the date of "October 6, 2004" in Section 2 c. of the September 24, 2004 Amendment Number One to the Selective Waiver Agreement dated April 26, 2004 and the Amended and Restated Supply Agreement dated April 26, 2004.

This letter shall be effective as of the date hereof and, except as set forth herein, the Selective Waiver Agreement, Amended and Restated Supply Agreement and Amendment Number One thereto shall remain in full force and effect and shall be other wise unaffected. This letter may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Please indicate your agreement to the contents of this letter by signing a counterpart of this letter as indicated below.

Very truly yours,

ALPHARMA INC.

By /s/ Robert F. Wrobel

PUREPAC PHARMACEUTICAL CO.

AGREED:

By /s/ Robert F. Wrobel

TEVA PHARMACEUTICAL
INDUSTRIES LTD

By /s/ Richard Egossi

PLANTEX USA, INC.

By /s/ Richard Egossi